Exhibit 10.27

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

Cohen Asset Management, Inc.™ 1900 Avenue of the Stars, Third Floor
Los Angeles, CA 90067

P.O. Box 24710
Los Angeles, CA 90024 310.860.0598 310.860.0599 Fax www.cohenasset.com

March 6, 2017

Andy Markham, SIOR

Executive Managing Director

Cushman & Wakefield

2375 East Camelback Road, Suite 300

Phoenix, AZ 85016

RE: Lease Proposal – DIRTT Environmental Solutions, Inc. (“Tenant”) at 824 East University Drive

Dear Andy:

On behalf of CAM Industrial Fund Acquisition LLC (“Landlord”), I have been authorized to submit this Lease Proposal (“Proposal”) for the above referenced Building that we anticipate closing within the next 60 days.

1.	PREMISES:	The Tenant is currently occupying +/- [***] SF (the “Premises”) at 824 East University Drive, Phoenix, AZ

2.	EXPANSION PREMISES:	Immediately adjacent to the Premises comprising of +/- [***] SF of rentable area (“Expansion Premises”)

3.	LEASE TERM:	119 Months

4.	LEASE COMMENCEMENT DATE:	May 1, 2017

5.	NEW BASE RENT (PREMISES AND EXPANSION PREMISES):

Months 1 – 12: $[***]/SF/MO NNN

Months 13 – 24: $[***]/SF/MO NNN

Months 25 – 36: $[***]/SF/MO NNN

Months 37 – 48: $[***]/SF/MO NNN

Months 49 – 60: $[***]/SF/MO NNN

Months 61 – 72: $[***]/SF/MO NNN

Months 73 – 84: $[***]/SF/MO NNN

Months 85 – 96: $[***]/SF/MO NNN

Months 97-108: $[***]/SF/MO NNN Months 109-119: $[***]/SF/MO NNN

5.1.	FREE RENT:	Tenant shall be granted four (4) months of free rent inside the term in months 1, 2, 3, and 4.

6.	TIA:

The Landlord shall contribute a maximum of $100,000.00 plus any applicable sales tax, which may be used at the Tenant’s discretion for’ any building improvements including but not limited to costs to demise the space for a subtenant (if required), asphalt slurry, new evap/HVAC equipment (any required replacement is Landlord responsibility), repairs to HVAC equipment once lease commences and any warranty has expired, lighting upgrades, interior/exterior paint, landscaping or building signage enhancements.

7.	LANDLORD’S WORK:

Landlord shall ensure that all existing mechanical and electrical systems, including but not limited to lighting, all HVAC equipment including rooftop units, loading doors and dock levelers are in good working order.

8.	EXTERIOR STORAGE:	The Tenant shall have exclusive use of the existing storage shed on the northeast corner of the Building at no additional cost.

9.	PARKING:	The Tenant shall be permitted the exclusive use of all parking stalls at no additional cost.

10.	YARD AREA:

The Tenant shall have exclusive use of the yard area immediately north of the Premises and Expansion Premises at no additional cost. The Tenant shall be permitted to use the yard area for storage as well as all parking stalls located within the yard area.

11.	TERMINATION OPTION:	Clause 2.2 (Termination Option) of the current Lease shall be deleted in its entirety.

12.	BROKERAGE FEE:	Per separate written agreement.

13.	ASSIGNMENT:	Tenant shall have the right to sublet a portion of the Premises and/or Expansion Premises.

14.	TENANT CONDITIONS:	Tenant will require ten (10) business days to:

	i.	obtain senior management and/or board approval to any formal offer to lease or lease.

	ii.	review and approve of any new lease or amendments to the current lease.

This Lease Proposal is merely an expression of the basic terms that might be incorporated into a binding lease amendment between Landlord and Tenant for the Premises. This Proposal is not a lease, offer, contract, option or commitment and creates no legal rights or obligations of any nature whatsoever. Both parties understand and agree that neither party shall be bound to proceed with a contemplated lease until such time as a final written lease and other necessary written agreement(s) have been prepared by legal counsel, approved by Tenant’s and Landlord’s respective boards of directors and executed by authorized officer(s) of each party. This Proposal shall not be construed in any way as creating any agreement which can be specifically enforced. If either party elects in its sole and absolute discretion to discontinue further discussions at any time and for any reason, neither party shall have any rights or obligations pursuant to this letter or otherwise.

Sincerely,

Brandon Delf

CAM Industrial Fund Acquisition LLC

Vice President

Acknowledged on this 29 day of March 2017.

DIRTT Environmental Solutions Inc.

/s/ Derek Payne
Derek Payne, CFO

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of May 11, 2017, by and between CAM Investment 352 LLC, a Delaware limited liability company (“Lessor”) and DIRTT Environmental Solutions, Inc., a Colorado corporation (“Lessee”) with reference to the following facts:

A.        Majik Ventures, L.L.C. (“Original Lessor”) and Lessee are parties to that certain Commercial Lease (Triple Net) dated July 1, 2015 (the “Lease”) with respect to that certain premises containing approximately [***] square feet, located at the property commonly known as 824 E. University Drive, Phoenix, Arizona and more particularly described therein (the “Existing Premises”).

B.        Original Lessor and Lessor (or its assignee) have entered into a purchase and sale agreement (the “Purchase Agreement”) pursuant to which Lessor shall acquire from the Original Lessor the Project (including the Existing Premises).

C.        Provided that Lessor acquires the Project from Original Lessor, Lessor and Lessee desire to modify and amend the Lease to, among other things, expand the Existing Premises and extend the term of the Lease, all on the terms and conditions set forth in this Amendment.

D.        Defined terms in this Amendment shall have the meaning ascribed to such terms in the Lease unless otherwise expressly defined in this Amendment. Where the terms of this Amendment and the terms of the Lease conflict, the terms of this Amendment shall in all instances prevail.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Lessor and Lessee hereby agree as follows:

1.	Premises.
a.

The parties acknowledge and agree that, pursuant to the Lease, Lessor currently leases to Lessee, and Lessee currently leases from Lessor, the Existing Premises. As of the Effective Date (as defined in Section 26 below), Lessee shall lease from Lessor and Lessor shall lease to Lessee an additional [***] square feet (the “Expansion Premises”) directly adjacent to the Existing Premises. As of the Effective Date, all references to the “Premises” (whether in the Lease or in this Amendment) shall mean and refer to the Existing Premises as expanded by the Expansion Premises, plus all relating parking areas and Common Areas, such that Lessee shall occupy and lease from Lessor the entire Project. The Project is more particularly described on Exhibit “A” attached hereto and made a part hereof.

b.

Notwithstanding anything to the contrary in the Lease, Lessee shall have exclusive use of (i) the existing storage shed on the northeast corner of the Project and (ii) the yard area located north of the Premises, all as further indicated on Exhibit “A”. Lessee may use such areas for storage, and may utilize all parking stalls located within the yard area as well as the designated parking spaces located on the East side of the building (outside the gated area).

c.

Except as expressly provided in the Amendment, Lessee shall accept the Expansion Premises in its currently existing “as-is” condition, and acknowledges that Lessor shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises. Lessee also acknowledges that Lessor has made no representation or warranty regarding the condition of the Expansion Premises, except as expressly described below. Notwithstanding the foregoing, as soon as commercially viable after the Effective Date, Lessor shall check all building systems, repair and/or replace as necessary, and make operational all mechanical, electrical and plumbing systems, including, but not limited to, any and all heating, cooling, ventilating and air conditioning systems (to include replacement of three (3) HVAC RTU’s and six (6) evaporative coolers, and refurbishment of three (3) evaporative coolers, as per Bjerk Builders, Inc. Budget dated April 12, 2017 – but without any obligation on the part of Lessor to use Bjerk Builders, Inc., it being acknowledged and agreed that Lessor may use other contractors for all or any part of such work); all lighting systems; electrical switches and plugs; toilets and sinks; hot water units; overhead and hinged doors, including door seals and dock levelers, all to the extent located in and/or serving the Expansion Premises; and all windows, skylights, structural components and the roof membrane located in and/or serving the Premises. Within a reasonable period of time Lessor shall deliver to Lessee a certificate from an engineer reasonably acceptable to Lessee certifying that the HVAC and other air handling systems located in and/or serving the Premises are then in a state of good repair and working order with a determination of life cycle.

2.

Term.  The existing term of the Lease (the “Existing Term”) is currently scheduled to expire on March 31, 2022. As of the Effective Date, the Existing Term shall be deemed extended through and until March 31, 2027 (the “Expiration Date”, and such extended term, the “Extended Term”). As of the Effective Date, all references to the “Term” or the “term of this Lease” (or any similar reference to the term of the Lease, whether in the Lease or in this Amendment) shall mean and refer to the Existing Term as extended through and until the Expiration Date. Lessor and Lessee hereby acknowledge and agree that, as of the Effective Date, paragraph 2.2 of the Lease shall be deleted in its entirety, and shall be of no further force or effect.

3.	Rent. As of the Effective Date, the rent schedule provided in paragraph 3.1 of the Lease shall be amended as follows:

Months	Approximate Dates	Monthly Rent
Months 1-12	May 2017 - April 2018	$[***]
Months 13-24	May 2018 - April 2019	$[***]
Months 25-36	May 2019 - April 2020	$[***]
Months 37-48	May 2020 - April 2021	$[***]
Months 49-60	May 2021 - April 2022	$[***]
Months 61-72	May 2022 - April 2023	$[***]
Months 73-84	May 2023 - April 2024	$[***]
Months 85-96	May 2024 - April 2025	$[***]

Months 97-108	May 2025 - April 2026	$[***]
Months 109-119	May 2026 - March 2027	$[***]

*Base Rent for the Premises shall be abated during months 1, 13, 25 and 37 of the Extended Term (“Abated Rent”). Notwithstanding such Abated Rent, all other sums due under the Lease, including, without limitation, Common Area Expenses, privilege, excise, sales, gross receipts, rent or other tax levied or assessed by any governmental authority against Lessor in respect to the rent or other charges under the Lease or as a result of Lessor’s receipt of such rents or other charges, shall be payable as provided in the Lease and this Amendment.

All rent and other amounts payable by Lessee to Lessor pursuant to the Lease (as amended hereby) (collectively, “Rent”) shall be payable in advance on or before the first day of each month, and Lessee shall cause payment of Rent to be received by Lessor in immediately available, lawful money of the United States, without offset or deduction (except as specifically permitted in the Lease), on or before the day on which it is due. Rent for any period during the Term which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor electronically as directed by Lessor in writing or to such other persons or place or different manner as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s acceptance of an electronic payment for less than the amount due.

Paragraph 3.2 of the Lease is hereby deleted in its entirety.

4.

Security Deposit.  In addition to the Security Deposit stated in paragraph 4.1 of the Lease, on or prior to the Effective Date, Lessee shall deposit an additional $37,106.92, such that the total Security Deposit held by Lessor shall be $47,106.92. In addition to the permissible uses of the Security Deposit stated in paragraph 4.1 of the Lease, Lessee hereby waives all provisions of law, now or hereafter in effect, which provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Lessee or to clean the Premises, it being agreed that Lessee may, in addition, claim the Security Deposit those sums reasonably necessary to compensate Lessor for any other loss or damage, foreseeable or unforeseeable, caused by any default and/or breach by Lessee pursuant to the Lease.

5.

Uses and Suitability.  Paragraph 5.1 of the Lease is hereby deleted in its entirety and replaced with the following: “Use. The Premises shall be used and occupied by Lessee for only the following purposes and for no other purposes whatsoever, without obtaining the prior written consent of Lessor: office and storage and manufacturing incidental to Lessee’s business, which does not generate excessive noise, particulate matter, vibration, smoke, dust, gas, fumes, odors, radiation and other nuisance characteristics, all in accordance with applicable municipal, county, state and federal laws and regulations governing and regulating Lessee’s use of the Premises and occupancy thereof. Lessee’s compliance with laws and regulations pursuant to this Section shall be at Lessee’s sole cost and expense.”

6.	Real Property Taxes and Common Area Expenses.
a.

Notwithstanding anything to the contrary in paragraph 6.1(b) of the Lease, Lessor shall have no obligation to perform any of the following with respect to the Common Areas: cleaning, sweeping, janitorial services, pest control, traffic control, security guards or systems, preventative and/or routine maintenance, line painting, lighting and other utilities, directional signs and other markers and bumpers, sanitary control, maintaining and operating any air conditioning and heating, waste disposal, removal of garbage, trash and other refuse, cost of all utilities and services consumed or performed on the Common Areas or required fees or changes levied pursuant to any governmental authority, all of which obligations shall be Lessee’s sole responsibility pursuant to paragraph 13 of the Lease, as amended by Section 11 of this Amendment. Lessor shall provide a breakdown of the 2017 estimate of Common Area Expenses prior to the Effective Date of this Amendment.

b.	The management fee referenced in Paragraph 6.1(b) of the Lease shall not exceed 2.5% of all Rent payable pursuant to the Lease (including Common Area Expenses other than the management fee).

c.

Paragraph 6.1(d) of the Lease is hereby deleted in its entirety. Lessor and Lessee acknowledge and agree that, from and after the Effective Date, Lessee’s pro rata share of Real Property Taxes and Common Area Expenses shall be one hundred percent (100%).

d.

Notwithstanding anything to the contrary in paragraph 6.2(a) of the Lease, Lessor and Lessee acknowledge and agree that, from and after the Effective Date, Lessee shall pay all Real Property Taxes directly to applicable governmental authorities prior to the date due. Lessee shall provide written proof of such payment within ten (10) days following Lessee’s payment thereof. In the event Lessee fails to pay Real Property Taxes as and when due, Lessor shall be permitted to pay such Real Estate Taxes directly, and Lessee shall reimburse Lessor on demand, as additional rent, for the amount of such payment(s) (including any applicable late charges imposed by such governmental authorities), plus applicable late charges pursuant to the Lease.

7.

Utilities.  Paragraph 8 of the Lease shall be deleted in its entirety and replaced with the following: “Lessee shall pay when billed and before delinquent, directly to each utility provider, all charges for gas (if available), electricity, air conditioning, heating, telephone, janitorial services, water and other utilities or services furnished to the Premises (including Common Areas) or to Lessee during the Term of the Lease. Lessee shall keep the Premises free of any liens created by Lessee’s failure to make such payments. Lessor shall be under no obligation to provide any utilities to the Premises, and in no event shall Lessor be liable for any interruption in utility services to the Premises. Furthermore, in no event shall Rent be abated or suspended during any period of such interruption.”

8.	Damage and Destruction. The word “cannot” in the first line of paragraph 9.2 of the Lease shall be replaced with the word “can”.

9.

Liability Insurance.  Paragraph 10.2 of the Lease is hereby amended to insert the following new item 10.2(c): “(c) business interruption and/or Extra Expense insurance in such amounts and covering such losses as Lessor may reasonably require.”

Additionally, the last sentence of paragraph 10.2 of the Lease is deleted in its entirety and replaced with the following: “Notwithstanding the foregoing, Lessor shall have the option to include the cost of all such insurance as part of the Common Area Expenses pursuant to paragraph 6 hereof, instead of billing Lessee separately for such cost.”

10.

Liability and Indemnification.  Notwithstanding anything to the contrary in paragraph 11.2 of the Lease, the definition of “Lessor” therein shall be deemed to include, Lessor and its members, managers and each of their respective officers, directors, members, managers, partners, employees, agents, contractors, invitees and lenders.

11.

Repairs and Maintenance.  Paragraph 13 of the Lease shall be deleted in its entirety and replaced with the following: “It is expressly understood and agreed that Lessor is under no obligation to provide Lessee with any services except as otherwise expressly set forth in this Lease. In addition to items of work required in Section 1(c) of this Amendment, Lessor shall, at Lessor’s sole cost and expense, maintain and make all necessary repairs and/or replacements to all structural portions of exterior walls, structural portions of the roof, slab, foundations and other structural components of the Premises. Additionally, subject to reimbursement from Lessee as part of Common Area Expenses, Lessor shall maintain the exterior landscaping at the Premises; repair, repave and restripe the driveways and parking areas of the Premises; maintain and make all necessary repairs and/or replacements to the roof membrane; and replace any HVAC equipment serving the Premises following completion of the replacement and refurbishment of any such equipment pursuant to Section 1(c) of this Amendment. Such repairs and replacements may include capital expenditures whose benefit may extend beyond the Term and these costs shall be amortized and reimbursed as Common Area Expenses over the useful life of each improvement. Except for Lessor’s foregoing maintenance and repair obligations, and subject to Lessor’s obligations with respect to Damage or Destruction (pursuant to paragraph 9 of this Lease) and Eminent Domain (pursuant to paragraph 12 of this Lease), Lessee shall, at Lessee’s sole expense, keep the Premises (including all Common Areas), in good order, condition and in a good state of repair, reasonable wear and tear excepted, including, but not limited to, plumbing, electrical, lighting facilities, meters, fixtures, ceilings, floors, parking areas, docks, aprons and loading facilities, walls, signs, doors, seals, windows, sills, plate glass, skylights, all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication systems (including cabling), information technology infrastructure, lighting fixtures, HVAC systems and equipment and other air-handling equipment, plumbing and, any modification or improvements made by Lessor or Lessee to the Premises. To the extent any repairs need to be made pursuant to this paragraph, after Lessor delivers notice to Lessee of its duty to make such repair and Lessee fails to make such repair within the a reasonable time to be specified in Lessor’s notice, then Lessor, at its election, may make such repair at the expense of Lessee and Lessee shall promptly reimburse Lessor for such expense upon Lessor’s demand. All repairs, restorations and replacements shall be in quality and class equal to the original work, and shall be made at Lessee’s sole cost and expense.”

Notwithstanding anything to the contrary herein, Lessor shall have no obligation to perform any of the obligations applicable to the Common Areas which are specifically referenced in Section 6(a) of this Amendment as being excluded from Lessor’s obligations.

12.	Lessee’s Initial Improvements. Paragraph 14 of the Lease is hereby deleted in its entirety, and shall be of no further force or effect.

13.

Lessee’s Alterations.  The following portion of the first sentence of paragraph 15 of the Lease shall be deleted: “In addition to the initial improvements provided for in paragraph 14 hereof,”. Notwithstanding the terms set forth in paragraph 15 of the Lease, prior to commencing any alterations or improvements estimated to cost over Five Thousand Dollars and 00/100 ($5,000.00), Lessee shall present to Lessor for Lessor’s review and written approval, subject to Lessor’s sole and absolute discretion, a schedule of such alterations or improvement work providing detailed information, specifications of equipment to be installed, quantities, unit pricing, specific location of the Premises where improvements will be performed and total contract price any of such work. Lessee shall, promptly upon completion of any alterations, furnish Lessor with (a) as-built plans and specifications and copies of all final governmental permits and approvals with respect to such alterations, (b) unconditional lien releases and waivers from all contractors and subcontractors that performed the alterations in compliance with applicable law, plus any other documents reasonably necessary in order to ensure the lien free completion of the work, and (c) written verification of all costs actually incurred by Lessee for the applicable alterations, including copies of all work orders, invoices, contracts and final receipts.

14.	Assignment and Subletting.
a.

Paragraph 18.1 is hereby amended such that Lessor’s consent to any assignment, transfer, mortgage, or encumbrance of the Lease may be granted or withheld in Lessor’s sole and absolute discretion. Additionally, the following language shall be added to the end of paragraph 18.1 of the Lease: “Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including, but not limited to, the intended use and/or required modification of the Premises and Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested for Lessor to make such determination. Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.”

b.

Notwithstanding anything to the contrary in the Lease, if Lessor shall consent to any proposed sublease of the Premises, or an assignment of this Lease, and if Lessee shall enter into any sublease of the Premises or any part thereof, or an assignment of this Lease, Lessee agrees to pay to Lessor fifty percent (50%) of any Transfer Premium. For purposes hereof, “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such assignee or sublessee in connection with the assignment or sublease, as applicable, in excess of the Rent payable by Lessee pursuant to the Lease during the remaining Term (in the event of an assignment) or the term of the sublease (in the event of a sublease), as applicable (on a per square foot basis if less than all of the Premises is subleased), including, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Lessee in connection with such assignment or sublease, as applicable, and any payment in excess of fair market value for services rendered by Lessee to an assignee or sublessee, as applicable. Provided that Lessee delivers to Lessor supporting documentation reasonably acceptable to Lessor, Lessee may deduct from the Transfer Premium all actual and reasonable out-of-pocket expenses incurred by Lessee in connection with the assignment or sublease, as applicable, amortized over the remaining Term (in the event of an assignment) or the term of the sublease (in the event of a sublease), as the case may be, including any reasonable brokerage commissions paid by Lessee, any free rent provided by the Lessee, any other improvements and/or improvement costs of any nature provided or paid by the Lessee in connection with such assignment or sublease. Lessee agrees to pay to Lessor the Transfer Premium prior to the effective date of, and as an express condition to Lessor’s obligation to consent to, the assignment or sublease. Lessor or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Lessee relating to any sublease, assignment or other transfer (including, but not limited to, a sale of Lessee’s business), and shall have the right to make copies thereof. If the Transfer Premium respecting any sublease, assignment or other transfer shall be found understated, Lessee shall, within thirty (30) days after demand, pay the deficiency and Lessor’s costs of such audit, and if understated by more than ten percent (10%), Lessor shall have the right to cancel this Lease upon thirty (30) days’ notice to Lessee.

c.

Notwithstanding anything to the contrary herein, Lessor acknowledges and agrees that Lessee intends to sublet a portion of the Premises as soon as practicable following the Effective Date. In connection therewith, Lessor agrees not to unreasonably withhold its consent to such initial sublease transaction, however Lessee agrees that the Transfer Premium shall be payable in connection therewith to the extent applicable. Following such initial sublease transaction, Lessor’s right to withhold consent to any subsequent assignment or sublease shall be subject to Lessor’s sole and absolute discretion pursuant to Section 14(a) above.

15.	Surrender of Premises and Holding Over.
a.

The following sentences shall be added to the end of paragraph 19.1 of the Lease: “Upon the expiration or earlier termination of the Term, all alterations and improvements to the Premises made by Lessee shall be and remain the property of Lessor and shall not be removed by Lessee at the termination of the Lease, unless Lessor so directs in writing pursuant to paragraph 15 of this Lease. If Lessor directs Lessee to remove such alterations or improvements, Lessee shall perform such removal in accordance with the terms and conditions of the Lease and this Amendment at Lessee’s sole cost and expense. Lessee shall notify (“Lessee’s Inspection Notice”) Lessor in writing at least one hundred twenty (120) days prior to vacating the Premises and shall within thirty (30) days prior to vacating arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee timely delivers Lessee’s Inspection Notice and the parties meet for a joint inspection of the Premises prior to Lessee’s vacation of the Premises, then Lessor shall have the right, as it deems necessary or desired, to provide Lessee with a list of items (“Lessor’s Inspection List”) that Lessor shall require Lessee, at Lessee’s sole cost, to remove, repair, replace and/or restore prior to the Expiration Date or any earlier termination date, provided that the items on the Lessor’s Inspection List were not preexisting prior to the Effective Date. If Lessee fails to timely give such Lessee’s Inspection Notice or to timely arrange for such inspection, then Lessor’s inspection of the Premises shall be deemed conclusive for the purpose of determining Lessee’s responsibility for removal, repairs, replacement and/or restoration of the Premises. Lessor shall have the right (whether or not Lessor has inspected the Premises prior to Lessee’s vacation thereof) to inspect the Premises after Lessee vacates and surrenders possession of the Premises to Lessor to determine whether or not additional removal, repairs replacement and/or restoration work is required by Lessee hereunder, in which case, Lessee shall continue to be responsible for any such additional items of removal, repair, replacement and/or restoration work identified by Lessor. In the event that Lessee fails to timely vacate the Premises and/or to timely perform all of Lessee’s surrender obligations as required, Lessor may require Lessee to continue to perform Lessee’s surrender obligations following the expiration or earlier termination of this Lease, in which case, Lessee shall be deemed in holdover of the Premises pursuant to the provisions of paragraph 19.2 of the Lease (as amended herein) until Lessee has completed all of Lessee’s surrender obligations as required herein and to the reasonable satisfaction of Lessor. In addition, at least fourteen (14) days but no more than thirty (30) days prior to the Expiration Date or any earlier termination date, Lessee shall deliver to Lessor a certificate from an engineer reasonably acceptable to Lessor certifying that the HVAC and other air-handling systems are then in a state of good repair and working order, provided that the foregoing obligation shall not be required in the event Lessee has maintained the HVAC and other air-handling systems during the Term and can provide documentation acceptable to the Lessor of maintenance records.

b.

Paragraph 19.2 of the Lease shall be amended so that the holdover rental rate shall be one hundred and twenty-five percent (125%) of the base rent payable by Lessee during the last calendar month of the Term.

16.	Surrender. The following shall be added to the beginning of paragraph 29 of the Lease: “Subject to the requirements set forth in paragraphs 15 and 19.1 of the Lease,”.

17.

Notices.  Lessor’s address for notices shall be amended as follows: notices sent via certified or registered mail, overnight courier or personal delivery shall be to the following address: CAM Investment 352 LLC, 1900 Avenue of the Stars, Suite 320, Los Angeles, California 90067. All other notices may be sent to: CAM Investment 352 LLC, 11000 Wilshire Blvd., #24710, Los Angeles, California 90024.

Lessee’s address for notices shall be amended as follows: 7303 30th Street SE, Calgary, AB T2C 1N6, Attn: Ha Tran.

18.

Parking.  The last sentence of paragraph 32 of the Lease is hereby deleted in its entirety. From and after the Effective Date, Lessee shall have the right to use all available parking at the Premises including assigned parking on the East side of the building (outside the gated area).

19.	Lessee Authority. In addition to paragraph 42 of the Lease, Lessee will require not less than ten (10) business days in order to obtain senior management or board approval for any lease or amendment.

20.

Guarantor.  DIRTT Environmental Solutions Ltd., a publicly traded entity on the Toronto Stock Exchange (“Guarantor”) shall execute a guaranty in the form attached hereto as Exhibit “C”, pursuant to which such Guarantor shall have the same obligations as Lessee pursuant to the Lease and this Amendment.

21.

Patriot Act and Executive Order 13324.  (a) Lessee is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (b) Lessee is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (c) neither Lessee (nor any person, group, entity or nation which owns or controls Lessee, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.

22.

Inducement Recapture.  Any agreement for free or abated rent for Lessee’s entering into the Lease or this Amendment, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of the Lease and this Amendment. Upon the occurrence of an event of default by Lessee, provided that such event of default is not cured within any applicable timeframe provided for cure thereof, any such Inducement Provision shall automatically be deemed deleted from the Lease and this Amendment and of no further force or effect, and the unamortized portion of any rent theretofore abated, given or paid by Lessor pursuant to such an Inducement Provision shall be immediately due and payable by Lessee to Lessor. The acceptance by Lessor of rent shall not be deemed a waiver by Lessor of the provisions of this Section unless specifically so stated in writing by Lessor at the time of such acceptance.

23.

Brokers.  Lessor and Lessee each represent and warrant to the other that no broker or finder was instrumental in arranging or bringing about this Amendment, there are no claims or rights for brokerage commissions or finder’s fees in connection with the same other than Cushman Wakefield (the “Brokers”). In the event that any broker other than Brokers brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Lessor or Lessee relating to this transaction, then the party through whom such person makes his claim shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 23 shall survive the expiration or early termination of the Lease.

24.	Representation. As a material inducement and consideration to Lessor to execute and deliver this Amendment, Lessee represents and warrants to Lessor the truth of the following statements: (i) a true, complete and correct copy of the Lease is attached hereto as Exhibit “D”; (ii) the Lease as modified by this Amendment constitutes the entire agreement between Lessor and Lessee with respect to the Premises, is presently in full force and effect, and has not been further modified, changed, altered, assigned, supplemented or amended in any respect; (iii) Lessee has the full right, legal power and actual authority to enter into this Amendment without the consent of any person or party; (iv) as of the date of this Amendment, Lessee has not assigned, encumbered or hypothecated all or any portion of its interest in the Lease or subleased all or any portion of the Existing Premises; (v) the Lease is the only lease or agreement, written or oral, between Lessor and Lessee affecting or relating to the Premises; (vi) no one except Lessee and its employees currently occupies the Existing Premises and no one except Lessee has any right, title or interest in the Existing Premises; (vii) Lessee has no offsets, claims, or defenses to the enforcement of the Lease; (viii) no actions, whether voluntary or otherwise, are pending against Lessee under the bankruptcy laws of the United States or any state thereof; (ix) as of the date hereof, and to the best of Lessee’s knowledge, after due inquiry, Lessor and Lessee are not in default under the Lease and have not committed any breach of the Lease; no event has occurred which, but for the passing of time or for the giving or receipt of notice, or both, would constitute a default under the Lease; and no notice of default has been given under the Lease; (x) to the best of Lessee’s knowledge, the use, and operation of the Existing Premises comply with all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (collectively, “Environmental Laws”); (xi) the Existing Premises, during the Lessee’s occupancy thereof, have not been used and Lessee will not use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste except in compliance with Environmental Laws; Lessee has not received any notices, written or oral, of violation of any Environmental Laws relating to the Existing Premises or of any allegation which, if true, would contradict anything contained in this Amendment and there are no writs, injunctions, decrees, orders or judgments outstanding, and no lawsuits, claims, proceedings or investigations pending or threatened against Lessee, relating to the use or operation of the Existing Premises, nor is Lessee aware of a basis for any such proceeding; and (xii) any Lessee alterations to the Existing Premises (conducted prior to the Effective Date) are complete and were constructed in accordance with all laws, ordinances, permits, and codes applicable thereto, and all obligations of Lessor under the Lease to construct any improvements on, and to make repairs to, the Existing Premises have been fully performed by Lessor and accepted by Lessee, and Lessee has no claims against Lessor in connection therewith.

25.

Confidentiality.  Lessor and Lessee acknowledge that the terms and conditions of the Lease (including this Amendment) are to remain confidential, and may not be disclosed by Lessor or Lessee to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; however, each party may disclose the terms and conditions of the Lease (including this Amendment) to its attorneys, accountants, employees and existing or prospective financial partners, or if required by law, court order or the rule of any recognized stock exchange upon which a party’s securities are listed, provided all parties to whom either party is permitted hereunder to disclose such terms and conditions are advised by such party of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The foregoing provision shall not apply to instances in which the terms and conditions of this Lease must be disclosed in order for a party to comply with the rule of any recognized stock exchange upon which its securities are listed.

26.

Acquisition Contingency.  This Amendment shall be null and void and of no further force and effect in the event that Lessor (or a parent, subsidiary or other affiliate of Lessor) does not acquire the Project from Original Lessor on or before the date which is ninety (90) days following the mutual execution and delivery of this Amendment. Original Lessor shall not be a third-party beneficiary of this Amendment but this amendment shall be effective as to Lessor and its assigns as of the date of closing of such acquisition (the “Effective Date”), which closing shall be evidenced by recordation in the official records of Maricopa County, Arizona of a warranty deed conveying the Premises from Original Lessor to Lessor. The Effective Date shall be deemed to be the date of such closing without any further action required on the part of either party hereto, provided that within ten (10) days following the occurrence of the Effective Date, the Effective Date and the Expiration Date of the Lease and certain other terms of the Lease shall be confirmed by the parties by the execution of a Notice of Term Dates in the form attached hereto as Exhibit “B”. If Lessee fails to execute the Notice of Term Dates within ten (10) days of its delivery, Lessor’s determination of such dates and terms shall be deemed accepted and Lessee shall thereafter be estopped from challenging the information contained therein.

27.

Effect on Lease.  Except as hereby expressly amended, all other terms and conditions of the Lease shall remain and continue in full force and effect. Lessee has no option rights, nor any similar rights to purchase the Premises or any part thereof (nor any right of first refusal or similar rights). Nothing herein contained alters or amends any required consent or approval required under the terms of the Lease in connection with any sublease or assignment. Submission of this Amendment by one party to another shall have no legal significance and is not an offer that may be accepted; this Amendment shall become effective only upon mutual execution and delivery hereof by all parties and contemplated signatory hereof.

28.

Counterparts.  This Amendment may be executed in several counterparts (by original, facsimile or electronic PDF signatures), each of which shall be deemed an original, all of which together shall constitute one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Amendment as of the day and year first above written.

LESSOR

CAM Investment 352 LLC, a Delaware limited liability company

By:	/s/ Brandon Delf

Name:	Brandon Delf

Its:	Authorized Representative

LESSEE:

DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:	/s/ Scott Jenkins

Name:	Scott Jenkins

Its:	President

EXHIBIT “A”

PREMISES

EXHIBIT “B”

NOTICE OF TERM DATES

To:

Re:                         dated                      (“Lease”), between                              (“Lessor”), and                              (“Lessee”), concerning certain premises located at                             , as more particularly described in the Lease. All capitalized terms not defined herein shall have the same meanings as given to them in the Lease.

Gentlemen:

In accordance with the Lease, we wish to advise you and/or confirm as follows:

1.        The Term shall commence on or has commenced on              for a term of              ending on             .

2.        Beneficial Occupancy shall commence on or has commenced on              for a term of              ending on             .

3.        Base Rent commenced to accrue on                     , in the amount of                     .

4.        If the Commencement Date or the Beneficial Occupancy Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5.        Your rent checks should be made payable to                      at                     .

6.        The Premises contains                      square feet.

7.        Lessee’s Share is             % of the Building and             % of the Project.

“Lessor”:

By:
Name Printed:
Title:

Agreed to and Accepted as of                     , 20

“Lessee”:

By:
Name Printed:
Title:

EXHIBIT “C”

FORM OF GUARANTY

This Guaranty (the “Guaranty”) is made by DIRTT Environmental Solutions Ltd. (“Guarantor”) for the benefit of CAM Investment 352 LLC (“Lessor”). This Guaranty is made with reference to the following:

A.        Lessor and DIRTT Environmental Solutions, Inc., a Colorado corporation (“Lessee”) are parties to that certain Commercial Lease (Triple Net) dated July 1, 2015, as amended by that certain First Amendment to Lease dated on or about the date hereof (the “First Amendment”, and collectively, the “Lease”) with respect to certain premises more particularly described in the Lease (the “Premises”).

B.        This Guaranty is being made as a material inducement to Lessor to enter into the First Amendment and Lessor would not enter into the First Amendment without the execution of this Guaranty by Guarantor.

NOW, THEREFORE, in exchange for good, adequate and valuable consideration, the receipt of which Guarantor acknowledges, and to induce Lessor to enter into the Lease, Guarantor agrees as follows:

1.        Definitions. Any terms defined in the Lease shall have the same meanings in this Guaranty, except to the extent that this Guaranty defines such terms differently.

1.1        “Lessee” means: (a) Lessee as defined above, acting on its own behalf; (b) any estate created by the commencement of a bankruptcy or similar proceeding affecting Lessee; (c) any trustee, liquidator, sequestrator or receiver of Lessee or Lessee’s property; (d) any similar person or officer, appointed pursuant to any law governing any bankruptcy or insolvency proceeding or otherwise; and (e) any direct or indirect assignee of Lessee’s estate under the Lease.

1.2        “Obligations” means all obligations of Lessee under the Lease (as defined in Section 1.3, below), including, without limitation: (a) the obligation to pay fixed rent; (b) the obligation to make all payments required under the Lease on account of taxes, operating expenses, indemnifications made by Lessee under the Lease, and all other matters; and (c) all other payment and performance required of Lessee under the Lease. The Obligations shall be determined without regard to any modification or reduction of the Obligations that may occur pursuant to any bankruptcy, insolvency, or similar proceeding affecting Lessee. Without limiting the generality of the preceding sentence, the Obligations shall be determined, measured and calculated without taking into account any reduction or limitation thereof that may occur under Section 502(b)(6) of the United States Bankruptcy Code, or any similar or successor statute. Guarantor’s liability for the Obligations shall be determined as if no such reduction or limitation had occurred. Therefore, Guarantor’s liability may exceed Lessee’s.

1.3        “Lease” means: (a) the Lease and any renewal, modification, option, extension or assignment of the Lease (whether or not separately consented to, acknowledged or confirmed by Guarantor); and (b) Lessee’s obligations relating to the Premises during any period when Lessee is occupying the Premises or any portion thereof either (i) as a “holdover Lessee” or (ii) as a “statutory Lessee” or under any other rent regulation, rent control, rent stabilization, mandatory arbitration or other statutory scheme regulating the Lessor-Lessee relationship (the parties recognizing, however, that none of the schemes referred to in this clause “ii” would presently apply to the Lease). If Lessor has terminated the Lease, then at Lessor’s option, notwithstanding such termination (and in the event of any subsequent reinstatement of the Lease), all Obligations under this Guaranty shall be calculated and determined as if the Lease were still in effect. Any request by Lessor that Lessee vacate the Premises and surrender the Lease shall not affect the definition of “Lease” for all purposes of this Guaranty.

2.        Guaranty of Obligations.  Guarantor, hereby unconditionally and irrevocably guarantees the complete and timely performance of each of the Obligations. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Lessee’s obligations under the Lease. Guarantor shall be primarily liable, jointly and severally, with Lessee and any other guarantor of the Obligations. Guarantor waives any right to require Lessor to (a) join Lessee with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Lessee’s obligations under the Lease, or (c) pursue or exhaust any other remedy in Lessor’s power. Until all of the Obligations have been discharged in full, Guarantor shall have no right of subrogation against Lessee. Lessor may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease, or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Lessee elects to increase the size of the Premises, extend the term of the Lease, or otherwise expand the Obligations, Lessee’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased Obligations shall constitute guaranteed Obligations hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Lessor. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Lessee to Lessor. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable law, other than payment and performance in full of the Obligations. The liability of Guarantor under this Guaranty will not be affected by (1) the release or discharge of Lessee from, or impairment, limitation or modification of, Lessee’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Lessee under the Lease. The obligations of Lessee under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Lessor in accordance with the terms of the Lease. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lessor’s successors and assigns.

3.        Waiver of Jury Trial. GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION ARISING OUT OF OR RELATING TO THIS GUARANTY, THE ENFORCEMENT OF THIS GUARANTY, OR ANY ACTIONS OF LESSOR IN CONNECTION WITH OR RELATING TO THE ENFORCEMENT OF THIS GUARANTY.

4.        Lessor’s Costs.  Guarantor shall pay to Lessor all costs incurred by Lessor in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses).

5.        Notices. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below.

6.        Lessee’s Financial Condition. Guarantor represents that Guarantor is fully aware of the financial condition of Lessee. Guarantor delivers this Guaranty based solely upon Guarantor’s own independent investigation and based in no part upon any representation or statement by Lessor. Guarantor is not relying upon, nor expecting, Lessor to furnish Guarantor with any information concerning the financial condition of Lessee.

7.        No Third-Party Beneficiaries. This Guaranty is executed and delivered for the benefit of Lessor and its successors and assigns, and is not intended to benefit any third party.

8.        Interpretation. This Guaranty shall be governed under the law of the State in which the Premises is located. Guarantor represents and warrants that the recitals of this Guaranty are true and correct.

9.        ENTIRE AGREEMENT. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS GUARANTY. THIS GUARANTY SUPERSEDES ANY AND ALL PRIOR WRITTEN, ORAL OR IMPLIED UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS GUARANTY. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE NOT RELYING UPON ANY REPRESENTATIONS AND/OR WARRANTIES NOT EXPRESSLY CONTAINED WITHIN THIS GUARANTY OR THE LEASE AND THAT NO SUCH EXTRA-CONTRACTUAL REPRESENTATIONS HAVE BEEN MADE. NO COURSE OF PRIOR DEALINGS AMONG THE PARTIES, NO USAGE OF TRADE, AND NO PAROL OR EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO SUPPLEMENT, MODIFY OR VARY ANY TERMS OF THIS GUARANTY. THE PARTIES AGREE THAT THEY HAVE HAD AN OPPORTUNITY AND HAVE BEEN ADVISED TO CONSULT WITH INDEPENDENT LEGAL COUNSEL BEFORE ENTERING INTO THIS GUARANTY AND THAT IN ENTERING INTO THIS GUARANTY THEY ARE NOT RELYING ON ANY PROMISE, WHETHER EXPRESS OR IMPLIED, AS AN INDUCEMENT OR REASON TO ENTER INTO THIS GUARANTY. NO TERMS OR PROVISIONS OF THIS GUARANTY MAY BE CHANGED, WAIVED, REVOKED OR AMENDED WITHOUT LESSOR’S PRIOR WRITTEN CONSENT. IF ANY COURT OF COMPETENT JURISDICTION DETERMINES THAT ANY PROVISION OF THIS GUARANTY IS UNENFORCEABLE, THEN ALL OTHER PROVISIONS OF THIS GUARANTY SHALL REMAIN FULLY EFFECTIVE.

                              GUARANTOR’S INITIALS                                 LESSOR’S INITIALS

ALL OTHER REPRESENTATIONS OR AGREEMENTS NOT CONTAINED HEREIN ARE SET FORTH BELOW. IF THERE ARE NO OTHER REPRESENTATIONS OR AGREEMENTS, INSERT “NONE”.

                              GUARANTOR’S INITIALS                                 LESSOR’S INITIALS

10.        Authority. If Guarantor is a corporation, a trust, a limited liability company, a partnership, or similar entity, each individual executing this Guaranty on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on its behalf. Guarantor shall, within thirty (30) days after request, deliver to Lessor satisfactory evidence of such authority.

Executed at:
Date:
By GUARANTOR:

By: [FORM DOCUMENT – DO NOT SIGN EXHIBIT]
Name Printed:
Title:
Address:

Telephone ( )
Facsimile ( )
Federal ID No.

EXHIBIT “D”

LEASE

COMMERCIAL LEASE

(Triple Net)

This lease entered into this 1st day of July, 2015, between MAJIK VENTURES, L.L.C., an Arizona limited liability company, (“Lessor”) and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Lessee”).

WITNESSETH:

1.	PREMISES.

In consideration of the rents and covenants herein set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor the premises shown outlined on Exhibit “A” attached hereto (hereinafter referred to as the “Premises”). The Premises is part of the building and related parking areas located at 824 East University Drive, Phoenix, Arizona (the “Project”). The Premises is comprised of approximately [***] square feet of rentable area. The lease of the Premises shall be for the term, upon the rentals and subject to the terms and conditions set forth in this Lease Agreement and Exhibits hereto.

2.	TERM.

2.1         The term of this Lease shall be for eighty-one (81) months, commencing on July 1, 2015 and terminating eighty-one (81) months thereafter. Lessee agrees to be given possession upon lease execution.

2.2         Either party hereto may terminate this Lease at any time after July 1, 2018 upon six (6) months prior written notice to the other party hereto given at any time after July 1, 2018.

3.	RENT.

3.1         Lessee shall pay to Lessor as rent for the Premises monthly payments, in advance, on the first day of each month during the term of this Lease Agreement as follows:

July 1, 2015 to June 30, 2017 = $[***]/sq. ft./month in the amount of $[***]

July 1, 2017 to June 30, 2019 = $[***]/sq. ft./month in the amount of $[***]

July 1, 2019 to June 30, 2021 = $[***]/sq. ft./month in the amount of $[***]

July 1, 2021 to March 31, 2022 = $[***]/sq. ft./month in the amount of $[***]

In addition, Lessee shall pay any privilege, excise, sales, gross receipts, rent or other tax levied or assessed by any governmental authority against Lessor in respect to the rent or other charges due under this lease or as a result of Lessor’s receipt of such rents or other charges.

3.2         Lessee shall pay Lessor upon execution hereof $[***], plus applicable taxes as rent for the first month’s rent.

3.3         Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address referred to in paragraph 30 hereof or to such other persons or at such other places as Lessor may designate in writing. Rent shall be payable without notice, demand, deduction or any offset whatever.

3.4         In the event Lessee fails to make any installment payment of rent within five (5) days of the date due, without written demand or notice for payment, then Lessee shall, the next day, pay to Lessor a late charge equal to [***] percent ([***]%) of the amount due. In addition, such delinquent amount and the late charge shall bear interest from the due date of the rent as provided herein at the rate of [***] percent ([***]%), per annum, until paid.

3.5         Notwithstanding anything to the contrary contained in this Lease, the first payment of the monthly rental shall be abated in its entirety to compensate Lessee for the purchase and installation of the chain link fence provided for on Exhibit “C” attached hereto.

4.	SECURITY DEPOSIT.

4.1         Lessee shall pay to Lessor upon execution hereof the sum of $10,000.00 as security for the faithful performance and observance by Lessee of the terms of this Lease Agreement. It is agreed that in the event Lessee defaults in respect of any of the terms of this Lease Agreement, including, but not limited to, the payment of rent and additional rent, Lessor may, in addition to any other rights and remedies it may have, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Lessor may expend or be required to expend by reason of Lessee’s default in respect of any of the terms of this Lease Agreement. If Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall upon demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the terms of this Lease Agreement.

4.2         Lessor shall not be required to keep the security deposit separate from its general accounts. In the event that Lessee shall fully and faithfully comply with all of the terms and conditions of this Lease Agreement, the undisbursed balance of the security deposit shall be returned to Lessee without interest after the date fixed as of the end of the term of this Lease Agreement and after delivery of the entire possession of the Premises to Lessor. In the event of a sale or lease of the Project, Lessor shall have the right to transfer the security to the vendee or lessee and Lessor shall thereupon be released by Lessee from all liability for the return of such security, and Lessee agrees to look solely to the new landlord for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.

5.	USES AND SUITABILITY.

5.1         Use. The Premises shall be used and occupied by Lessee for only the following purposes and for no other purposes whatsoever, without obtaining the prior written consent of Lessor: office and storage and light manufacturing incidental to Lessee’s business, which does not generate excessive noise, particulate matter, vibration, smoke, dust, gas, fumes, odors, radiation and other nuisance characteristics. Except as provided above, no manufacturing shall be allowed on the Premises.

5.2         Suitability. The acceptance of possession of the Premises by Lessee shall be deemed to conclusively establish that Lessee has accepted the Premises as complete for all purposes. In any event this Lease Agreement shall be subject to all applicable zoning ordinances and to any municipal, county and state laws and regulations governing and regulating the use of the Premises. Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty as to the suitability or condition of the Premises for the conduct of Lessee’s business.

5.3         Uses Prohibited.

 5.3.1    Lessee shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the building in which the Premises are contained (unless Lessee shall pay any increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering said Premises or any building, nor shall Lessee sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form of policy of fire insurance.

 5.3.2    Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other lessees or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purposes, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

 5.3.3    Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Lessee shall not (either with or without negligence) cause or permit the escape, generation, manufacture, storage, disposal or release of any biologically or chemically active or other hazardous substances or materials in, on or about the Premises. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Lessee’s business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease Agreement from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the term of this Lease Agreement.

6.	REAL PROPERTY TAXES AND COMMON AREA EXPENSES.

6.1         For purposes of this Lease, the following terms shall be defined as follows:

 (a)         The term “Common Areas” shall be defined to mean those areas of the Project to be used in common with others entitled thereto, except the Premises and all similar areas leased to others or reserved to Lessor’s exclusive use. The Common Areas include, without limitation, parking areas, service roads and areas, loading and dock facilities, sidewalks, courtyards, gardens, and such other common additional areas and facilities as may be designated as a part of the Common Areas from time to time by Lessor.

 (b)         The term ‘Common Area Expenses” shall be defined to mean the total cost and expense incurred by Lessor or Lessor’s agents in operating and maintaining the Common Areas actually used or available for use by Lessee and Lessee’s employees, agents, servants, customers and other invitees, excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, all sums expended by Lessor for gardening, repairing, repaving, painting, restriping, cleaning, sweeping, planting and landscaping, janitorial services, pest control, traffic control, security guards or systems, repairs, preventive and routine maintenance, line painting, lighting and other utilities, directional signs and other markers and bumpers, sanitary control, including, without limitation, all costs of maintaining and operating any air conditioning and heating, sewer, septic, or waste disposal installations, removal of garbage, trash and other refuse, depreciation on machinery and equipment used in such maintenance, cost of all utilities and services consumed or performed on the Common Areas, required fees or charges levied pursuant to any governmental authority, and a management fee (which may be payable to Lessor or its affiliates), not to exceed current market rates.

Lessor shall also have the right to include the cost of public liability and property damage insurance on the Common Areas as part of the Common Area Expenses or to separate such cost and bill Lessee separately for its pro rata share thereof.

 (c)         The term “Real Property Taxes” shall be defined to mean all taxes and assessments imposed upon the real property and permanent improvements thereto comprising the Project, or applicable to the Premises and Common Areas or any portion thereof, but shall not include personal income taxes, personal property taxes, inheritance taxes or franchise taxes levied upon the Lessor, but not directly against said real property, even though such taxes may or shall become a lien against said real property. Any such Real Property Taxes for the year in which this Lease commences or ends shall be apportioned and adjusted accordingly. With respect to any assessment which may be levied against or upon the Project or the Premises and which, under the laws then in force, may be evidenced by improvements or other bonds payable in annual installments, only the annual payments on such assessments shall be included in computing Lessee’s obligation for Real Property Taxes.

 (d)         Lessee’s pro rata share of Real Property Taxes and Common Area Expenses shall be determined based upon the ratio of the gross floor area of the Premises to the gross floor area of the building and/or complex of buildings comprising the Project. The “gross floor area” is the area measured in square feet to the center of all party walls and the exterior face of all other exterior walls. Changes in any gross floor area occurring during any monthly period shall be effective on the first day of the next succeeding month, and the amount of any gross floor area in effect for the whole of any monthly period shall be the average of the total amounts in effect on the first day of each calendar month.

6.2         Throughout the term of this Lease, Lessee shall pay to Lessor, as additional rent, the following:

 (a)         All Real Property Taxes applicable to the Premises during the term of this Lease together with Lessee’s pro rata share of Real Property Taxes applicable to the Common Areas; provided, however, in the event the Real Property Taxes applicable to the Premises are not separately assessed and identified by separate tax bill or otherwise, the amount due from Lessee hereunder shall be Lessee’s pro rata share of Real Property Taxes applicable to the Project; and

 (b)         Lessee’s pro rata share of Common Area Expenses. Such additional rent shall be computed annually, but may be estimated by Lessor and collected from Lessee on a monthly basis, together with the rent provided in paragraph 3 hereof. Lessor shall provide Lessee with a reconciliation of Lessee’s contributions toward Real Property Taxes and Common Area Expenses on an annual basis. If such reconciliation shall determine that Lessee’s contributions are insufficient to satisfy Lessee’s obligations hereunder, as finally determined and actually incurred by Lessor for such period, Lessee shall immediately pay to Lessor any such deficiency. Any contributions by Lessee in excess of such actual expenses shall be credited to any amounts owed by Lessee under this Lease, or refunded to Lessee, at Lessor’s election.

7.	PERSONAL PROPERTY TAXES.

Lessee shall pay prior to delinquency all taxes assessed or levied upon Lessee’s occupancy of the Premises or upon Lessee’s trade fixtures, furniture, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

8.	UTILITIES.

All utilities shall be separately metered for the Premises, and Lessee shall pay when billed and before delinquent all charges for gas (if available), electricity, air conditioning, heating, telephone, janitorial services and other utilities or services furnished to the Premises or to Lessee during the term of this Lease Agreement. Lessee shall keep the Premises free of any liens created by Lessee’s failure to make such payments. Notwithstanding the foregoing, utility charges for water and electricity shall be billed to Lessee as part of “Common Area Expenses” under Section 6.1 hereof for which Lessee shall be assessed its prorata share. In the event that Lessee’s useage of water and electricity for any twelve (12) month period increases by more than twenty-five percent (25%) over its useage for the immediately preceding twelve (12) month period, then at Lessor’s request, Lessee, at Lessee’s sole cost and expense, shall have the Premises separately metered for such utilities.

9.	DAMAGE OR DESTRUCTION.

9.1         Except as otherwise provided in this Lease Agreement, in the event that the Premises or the Project is damaged by fire or other casualty fully covered by Lessor’s insurance, such damage shall be repaired by and at the expense of Lessor. Until such repairs are completed, and except to the extent such damage is caused by Lessee or its agent or employees, the rent payable hereunder shall be abated in proportion to the portion of the Premises which is rendered unusable by Lessee in the conduct of its business. In no event shall Lessor be obligated to spend more than the net insurance proceeds received by Lessor on account of any casualty in order to repair or restore the Premises.

9.2         In the event such repairs cannot, in the reasonable opinion of Lessor, be substantially completed within sixty (60) days after the occurrence of such damage (without the payment of overtime or other premiums), Lessor may, at its option, exercisable by giving reasonable notice to Lessee, make such repairs with due diligence. In such event, this Lease Agreement shall continue in full force and effect and the rent payable by Lessee hereunder shall be reduced as above set forth until such repairs are completed.

9.3         In the event Lessor determines in its reasonable opinion that such repairs cannot be substantially completed within such sixty (60) day period and does not elect to make such repairs during a reasonable time in excess of such 60-day period, then either Lessor or Lessee may, by written notice given to the other within ten (10) additional days, terminate this Lease Agreement effective as of the date of the occurrence of such damage.

9.4         With respect to any damage which Lessor is obligated to repair or elects to repair, Lessee waives the provisions of Arizona Revised Statutes, Section 33-343 (which section deals with Lessee’s rights to termination in the event of damage or destruction of the Premises).

9.5         Lessor shall not under any circumstances be required to make any repairs to or replacements of any paneling, decoration, office fixtures, railing, ceiling or floor covering, partitions or any other property installed in the Premises by Lessee.

9.6         Notwithstanding anything to the contrary above, in the event of damage to or destruction of all or any portion of the Premises or the Project to the extent of five percent (5%) or more of the then insurable replacement value of the Project, Lessor shall have the right to terminate this Lease Agreement by written notice to Lessee, given within thirty (30) days after the date of such damage, destruction or declaration. Upon the giving of any such notice, this Lease Agreement shall terminate.

9.7         In the event that the damage or cost of repair is less than five percent (5%) of the replacement value, or in the event Lessor does not elect to terminate this Lease Agreement, the Lease

Agreement shall remain in full force and effect and the Premises shall be repaired and rebuilt in accordance with the other provisions of this Lease Agreement.

10.	LIABILITY INSURANCE.

10.1         During the term of this Lease Agreement, Lessee shall at Lessee’s expense, maintain general public liability insurance against claims for injury, wrongful death or property damage occurring upon, in or about the Premises with companies and in form acceptable to Lessor, with minimum limits of Two Million Dollars ($2,000,000.00) on account of bodily injuries to or death of one person, Five Million Dollars ($5,000,000) on account of bodily injuries to or death of more than one person as the result of any one accident or disaster, and property damage insurance with minimum limits of One Hundred Thousand Dollars ($100,000.00). Lessee shall add the name of Lessor to the policies and agrees to insure the interest of Lessor so long as this Lease Agreement is in effect. Lessee shall file proof of insurance with Lessor prior to Lessee’s possession of the Premises. Lessee hereby releases and waives any and all rights of subrogation against Lessor, and Lessee shall ensure that such policy or policies of insurance shall contain a waiver of subrogation clause as to Lessor.

10.2         During the entire term of this Lease, Lessor shall, at the expense of Lessee as set forth below, procure and maintain the following policies of insurance:

  (a)          Commercial general liability insurance for personal injury, death and property damage occurring on the Common Areas, the limits of liability thereof to be in such amounts as Lessor may reasonably require under the circumstances existing from time to time; and

  (b)          “Special Form” property coverage insurance against loss due to fire, vandalism, malicious mischief, sprinkler leakage and special extended perils in an amount adequate to cover the full cost of replacement of the Premises. Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises.

Lessee shall pay to Lessor, as additional rent, the cost of the insurance to be carried by Lessor pursuant hereto; provided, however, if the cost applicable to the Premises cannot otherwise be separately identified, the amount(s) payable by Lessee hereunder shall be determined based upon the ratio of the gross floor area of the Premises to the gross floor area of the building and/or complex of buildings comprising the Project, in a manner consistent with paragraph 6.1(d) hereof. Lessee agrees to pay to Lessor such amount(s) within ten (10) days after written demand is sent by Lessor to Lessee accompanied by the insurance premium notice(s) and evidence of the amount due. Notwithstanding the foregoing, Lessor shall have the option to include the cost of the insurance on the Common Areas set forth in subparagraph (a) hereof as part of the Common Area Expenses pursuant to paragraph 6 hereof, instead of billing Lessee separately for such cost.

11.	LIABILITY AND INDEMNIFICATION.

11.1         Lessee shall indemnify and hold Lessor harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Lessor arising from any breach or default by Lessee, from any use, non-use or condition of the Premises created by or attributable to Lessee or Lessee’s employees, customers, agents, invitees, licensees, guests or lessees, and from any negligence, act or omission attributable to Lessee or Lessee’s employees, customers, agents, invitees, licensees, guests or lessees. In the event that any action or proceeding shall be brought against Lessor by reason of any claim referred to in this paragraph 11.1, Lessee, upon written notice from Lessor, shall at Lessee’s sole cost and expense resist or defend the same through counsel selected by Lessor. Lessor shall not be liable for any damage to or theft of any personal property, goods, commodities or materials in or about the Premises. Lessee agrees that Lessor and Lessor’s agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease Agreement by Lessee occurring in or about the Project, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Project or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence, act or omission of Lessor, Lessor’s agents, employees or servants, any tenant or occupant of the Project or any other person.

11.2         The term “Lessor” as used in this Lease Agreement so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Project at the time in question, and in event of any transfer or conveyance the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease Agreement to be performed, it being intended hereby that the covenants and obligations contained in this Lease Agreement on the part of Lessor shall be binding on the then Lessor only during and in respect to its period of ownership. In the event of a sale or conveyance by Lessor of the Project, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease Agreement. This Lease Agreement shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which purchaser or grantee shall be personally obligated on this Lease Agreement only so long as it is the owner of Lessor’s interest in and to this Lease Agreement. Furthermore, Lessee agrees to look solely to Lessor’s interest in the Project for the recovery of any judgment from Lessor, it being agreed that Lessor and each of its general partners shall never be personally liable for any such judgment.

12.	EMINENT DOMAIN.

If the entire Premises shall be taken, or if a substantial portion thereof shall be taken, which Lessor reasonably determines will prevent Lessee from conducting its business under this Lease Agreement, by proper authority for public or quasi-public use, Lessee may terminate this Lease Agreement by giving Lessor written notice of such termination within two (2) months after such taking and the rent shall abate during the unexpired portion of this Lease Agreement, effective from the date when possession of the part so taken shall be required for the use and purpose for which it has been taken. If only a part of the Premises is so taken and the part not so taken shall be sufficient, in Lessor’s reasonable judgment, for the reasonable use of the remainder for the purpose of Lessee’s business under this Lease Agreement, this Lease Agreement shall remain in full force and effect, except that the rent shall be reduced in proportion of Project square footage to which the Premises so taken bears to the Premises originally leased. All compensation awarded for any such taking shall belong to and be the property of Lessor.

13.	REPAIRS AND LESSOR’S INITIAL IMPROVEMENTS.

13.1         Lessor shall make all necessary repairs to the exterior walls, roof, structural components, plumbing, electrical wiring and air conditioning system of the Project of which the Premises are a part except exterior glass, windows and doors. Lessor also shall maintain and keep in good repair the exterior lighting, parking areas, docks and sidewalks appurtenant to the Project. Notwithstanding anything to the contrary, any damage caused or permitted by Lessee, or by Lessee’s employees, agents or invitees, to the Premises or to the Project shall be repaired by Lessee, or at Lessor’s election, Lessor may repair such damage at the expense of Lessee and Lessee shall promptly reimburse Lessor for such expense upon Lessor’s demand.

13.2         Lessee, at Lessee’s expense, shall maintain and keep the Premises in as good order, condition and repair, including doors, windows and interior glass, as they were at the time Lessee took possession of the same, reasonable wear and tear excepted. Lessee shall keep the Premises in a neat and sanitary condition. All repairs, restorations and replacements shall be in quality and class equal to the original work.

13.3         Lessee agrees to notify Lessor promptly of any defective condition known to Lessee which Lessor is required to repair, and the failure to report such defects shall make Lessee responsible to Lessor for any additional liability, cost or expense incurred by Lessor by reason of Lessee’s failure to notify Lessor of such defect. Lessor shall be under no duty to inspect the Premises.

13.4         At its sole cost and expense, Lessor shall undertake the improvements, alterations and additions to the Premises pursuant to the “Lessor’s Work” attached as Exhibit “B” hereto which shall govern with respect to the work to be completed by the Lessor.

14.	LESSEE’S INITIAL IMPROVEMENTS.

At its sole cost and expense, Lessee shall undertake the improvements, alterations and additions to the Premises pursuant to the “Lessee’s Work” attached as Exhibit “C” hereto which shall govern with regard to work to be completed by the Lessee. Except as set forth in paragraph 13.4 hereof, Lessor has no obligation and has made no promise to alter, remodel, decorate, paint or otherwise improve the Premises or any part thereof.

15.	LESSEE’S ALTERATIONS.

In addition to the initial improvements provided for in paragraph 14 hereof, Lessee, at Lessee’s expense, may make such additional alterations and improvements to the interior of the Premises as may be necessary or desirable for the conduct of the business of Lessee; provided, however, that Lessee shall make no alterations or improvements which may impair the structural strength of the Project, which may affect the roof or the electrical, mechanical, plumbing or HVAC systems of the Project, or which may conflict with any existing provisions of any mortgages on or against the Premises; and, provided further, that Lessee shall first obtain Lessor’s written consent for such alterations and improvements, which consent shall not be unreasonably withheld. Lessor may require, as a condition to consenting to such alterations and improvements, that the work be done by Lessor’s own employees or under Lessor’s direction, but at the expense of Lessee, and Lessor also may require that Lessee give security (such as payment and performance bonds) that the work will be completed expeditiously, subject to any delays beyond the control of Lessee, and in compliance with all laws and ordinances and all rules and regulations of any and all governmental authorities having jurisdiction of or over the Premises. All such alterations and improvements shall be and remain the property of the Lessor and shall not be removed by Lessee at the termination of the term of this Lease Agreement, unless Lessor so directs in writing. Lessee, at the expense of Lessee, shall repair all damage to the Premises which shall have been occasioned by the installation or removal of improvements or alterations. Lessor shall not be responsible or liable for any loss of, or damage to, Lessee’s improvements or alterations.

16.	LIENS.

If the Premises, or any part thereof, or Lessee’s leasehold interest therein, shall at any time during the term of the Lease Agreement become subject to the lien of any vendor, mechanic, laborer or materialman based upon the furnishing of materials or labor to Lessee or the Premises and contracted for by Lessee, Lessee shall cause the same, at Lessee’s expense, to be discharged within fifteen (15) days after notice thereof.

17.	NUISANCE.

17.1         Notwithstanding anything in this Lease Agreement to the contrary, including without limitation the use by Lessee of the Premises in accordance with paragraph 5 hereunder, Lessee shall not commit or permit any nuisance or other act, whether noise, odor, smoke, sewerage, chemical waste or otherwise, which may disturb the quiet enjoyment of any other tenants of Lessor in the Project.

17.2         Lessee shall not obstruct or cause to be obstructed any public or private roadways, sidewalks or common areas appurtenant to the Project, or any parking areas or docking areas of other tenants of Lessor in the Project. In the event Lessee commits or permits any nuisance or act set forth in this paragraph, the same shall be a material breach of this Lease Agreement.

18.	ASSIGNMENT AND SUBLETTING.

18.1         Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber this Lease Agreement, or any interest therein, and shall not sublet the Premises or any part thereof or suffer any other person (other than the employees and agents of Lessee) to occupy or use the Premises or any portion thereof, without obtaining Lessor’s prior written consent. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease Agreement.

18.2         Regardless of Lessor’s consent, no subletting or assignment shall release Lessee from Lessee’s obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

18.3         In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, the Lessee shall pay Lessor’s reasonable attorneys’ fees incurred in connection therewith.

19.	SURRENDER OF PREMISES AND HOLDING OVER.

19.1         Except as provided hereinafter, upon the expiration or earlier termination of this Lease, Lessee shall quit and surrender the Premises, “broom-clean,” in good condition and repair (reasonable wear and tear excepted). If the Premises are not surrendered at the end of the Lease term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant based on such delay.

19.2         If Lessee or any successor in interest of Lessee, should remain in possession of the Premises after the expiration of the Lease term without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the covenants, terms, provisions and obligations of this Lease except Minimum Monthly Rent, which shall be subject to an automatic increase of twenty-five percent (25%), over and above the amount paid in the last full calendar month of the Lease term. Nothing contained herein shall be construed as Lessor’s permission for Lessee to hold over.

20.	DEFAULT.

20.1         If Lessee fails to pay any rents when due within five (5) days of the due date, or if Lessee commits a breach under paragraph 17 hereof, or if Lessee defaults in the performance of any other term or covenant of this Lease Agreement, and any such default is not cured within five (5) days after written notice thereof from Lessor to Lessee, then, in any such event Lessor may, at Lessor’s option, terminate this Lease Agreement and/or re-enter the Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings or by any other suitable action or proceeding at law or by force or otherwise, without being guilty of trespass or liable to indictment, prosecution or damage therefor, and repossess and enjoy the Premises, together with all improvements, additions, alterations, installations and fixtures, without such re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by Lessee during the full term of this Lease Agreement, and upon such termination or re-entry, Lessee will quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. Upon termination of this Lease Agreement or expiration of Lessee’s right to occupy the Premises by reason of the happening of any of the foregoing events, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this Lease Agreement on the part of Lessee, or upon the happening of any default hereunder, Lessor may, at its option, at any time and from time to time, re-let the Premises or any part or parts thereof, for the account of Lessee or otherwise, and receive and collect the rent therefor, applying the same first to the payment of such expenses as Lessor may have incurred in recovering possession of the Premises, including attorneys’ fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Lessor deems necessary or desirable and all other expenses, commissions and charges paid, assumed or incurred by Lessor in or about re-letting the Premises and then to the fulfillment of the covenants of Lessee hereunder. Any such re-letting herein provided for may be for the remainder of the term of this Lease Agreement, as originally granted, or for a longer or shorter period. Lessor shall have the right to change the character and use made of the Premises, and Lessor shall not be required to accept any substitute tenant offered by Lessee or to observe any instructions given by Lessee up to the later of the time of such termination of this Lease Agreement or of such recovery of possession of the Premises by Lessor, as the case may be, and thereafter, except in a case in which liability of Lessee as hereinafter provided arises by reason of the happening of the insolvency of Lessee, Lessee covenants and agrees, if required by Lessor, to pay to Lessor until the end of the initial term of this Lease Agreement, and/or any renewal term, as the case may be, the equivalent of the amount of all rent reserved hereunder, and all other charges required to be paid by Lessee, less the net proceeds of re-letting, if any. Lessor shall have the election in place of and instead of holding Lessee so liable forthwith to recover against Lessee as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination of this Lease Agreement or of such recovery of possession of the Premises by Lessor, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the rent and all other charges payable by Lessee hereunder that would have accrued for the balance of the initial term, and/or any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of such term. In addition, upon any default hereunder, Lessor shall have the right to exercise in connection therewith or separately any other rights or remedies provided by law.

20.2         The rights and remedies of Lessor shall include, but are not limited to, enforcement of any rights and privileges hereunder by mandatory injunction, restraining order or other equitable relief. In the event of re-entry by Lessor as hereinabove provided, Lessor shall not be or become responsible for or incur any liability to Lessee or other persons for any personal property, goods, commodities or materials in or about the Premises at the time of re-entry, the Lessor may store or dispose of such personal property, goods, commodities or materials at the expense of Lessee with payment therefore to be made by Lessee upon demand of Lessor.

21.	INSOLVENCY.

In addition to any other rights or remedies of Lessor hereunder, if Lessee, at any time during the term of this Lease Agreement, shall be or become insolvent, or if Lessee shall compound Lessee’s debts or sign over Lessee’s estate or effects for payment thereof, or if any sheriff, marshal, constable or any other officer take possession of the Premises by virtue of any execution or attachment, or if any receiver or trust is appointed of any property of Lessee, or in the event Lessee shall be adjudged bankrupt, then and in any such event it shall be lawful for Lessor at Lessor’s election to enter into and upon the Premises, or any part thereof, and to have, hold and possess and enjoy the same as in the Lessor’s former estate, discharged from these presents, and this Lease Agreement shall thereupon be terminated, anything herein contained to the contrary notwithstanding.

22.	LEGAL EXPENSES.

In the event of any suit instituted by either Lessor or Lessee against the other in any way connected with this Lease Agreement, or for the recovery of rent or possession of the Premises, the successful party to any such action shall recover from the other party reasonable attorneys’ fees and Court costs in connection with said suit.

23.	LESSOR’S RIGHT.

In the event that Lessee does not pay before delinquent any taxes, assessments or other charges to be paid hereunder by Lessee, Lessor shall have the right to make such payment and to thereupon charge Lessee for the amount of such payment, together with interest thereon from the date of such payment to the date of repayment by Lessee to Lessor at the rate of eighteen percent (18%), per annum.

24.	SUBORDINATION.

24.1         This Lease Agreement and the estate granted hereby shall be subject and subordinate to the lien of any mortgage or mortgages which now or hereafter may constitute a lien on the Premises, and to any agreements at any time made, modifying, supplementing, extending or renewing any such mortgages; provided, however, that Lessor shall attempt to obtain from the mortgagee under any such mortgage an agreement in substance that, so long as Lessee shall not be in default in the terms of this Lease Agreement, this Lease Agreement and the estate hereby granted shall not be terminated. The provisions for the subordination of this Lease Agreement and the estate hereby granted shall be self-operative and no further instruments shall be required to effect such subordination; provided, that the parties hereto shall, upon request by any mortgagee at any time or times, execute and deliver any and all instruments that may be reasonably necessary or proper to effect such subordination or to confirm or evidence the same.

24.2         Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing: (a) certifying that this Lease Agreement is unmodified and in full force and effect (or, if modified stating the nature of such modification and certifying that this Lease Agreement as so modified in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises. Lessee’s failure to deliver such statement within such time shall be deemed Lessee’s acknowledgment that: (i) This Lease Agreement is in full force and effect, without modification except as may be represented by Lessor; (ii) There are no uncured defaults in Lessor’s performance; and (iii) Not more than one month’s rent has been paid in advance. If Lessor desires to sell, finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any purchaser or lender designated by Lessor such financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes therein set forth.

25.	SIGNS.

No signs, advertisements or notices shall be placed by Lessee visible from the outside of the Project, whether walls, roofs, windows, sidewalks, doors or otherwise, except such as shall first be approved in writing by Lessor, which approval may be given or withheld in Lessor’s sole discretion. If such approval by Lessor is given, such signs, advertisements or notices shall be installed and maintained at Lessee’s expense and shall conform to all applicable governmental laws, rules and regulations.

26.	PROJECT RULES.

Lessee shall abide by all rules and regulations of the Project imposed by Lessor for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Project by all the tenants of the Project and their clients, customers and employees. The rules and regulations, a copy of which are attached hereto as Exhibit “D” and made a part hereof, may be changed from time to time on reasonable notice to Lessee. A breach of Project rules and regulations shall be a material breach of this Lease Agreement.

27.	RIGHT OF ENTRY.

Lessor may, during the term of this Lease Agreement, at all reasonable times and during usual business hours, enter upon the Premises for the purpose of inspection of same or for the purpose of showing same to prospective lenders and purchasers, and in addition, may, at any time within the last six (6) months of the term of this Lease Agreement show, the Premises to prospective lessees.

28.	SURRENDER.

Upon the expiration of the term of this Lease Agreement, or upon the early termination of this Lease Agreement, Lessee shall surrender up peaceable possession of the Premises in the same condition as the Premises are at the commencement of this Lease Agreement, reasonable wear and tear is excepted.

29.	CERTAIN RIGHTS RESERVED BY LESSOR.

Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee’s use or possession, or giving rise to any claim for set off or abatement of rent: (a) to control, install, affix and maintain any and all signs on the property, or on the exterior of the Project and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises; (b) to reasonably designate, limit, restrict and control any service in or to the Project, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering; any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Project; (c) to retain at all times and to use in appropriate instances keys to all doors within and into the Premises; no locks shall be changed without the prior written consent of Lessor; this provision shall not apply to Lessee’s safes or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or like items; (d) to make repairs, improvements, alterations, additions or installations, whether structural or otherwise, in and about the Project, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces and corridors in the Project and to interrupt or temporarily suspend services and facilities; and (e) to approve the size and location of safes and other heavy equipment and articles in and about the Premises and the Project and to require all such items to be moved into and out of the Project and the Premises only at such times and in such manner as Lessor shall direct in writing.

30.	NOTICES.

30.1        Any notice required or permitted to be given or served by either party to this Lease Agreement shall be deemed to have been given or served when made in writing, by certified or registered mail, addressed as follows:

LESSOR:	2611 S. Shannon Drive
Tempe, AZ 85282
Attn: Katy S. Kwong

LESSEE:	7303 30th Street SE
Calgary, AB
T2C1N6
Attn: Miles Nixon

30.2         All rental payments shall be made to Lessor at the above address. The addresses may be changed from time to time by either party by serving notice as above provided. All notices shall be effective if mailed as aforesaid on the second business day following deposit in the mail, or otherwise upon actual receipt by the recipient.

31.	DELAYS; DEFAULT BY LESSOR.

31.1         Lessor shall not be responsible for any delay or failure in the observance or performance of any term or condition of this Lease Agreement to be observed or performed by Lessor to the extent that such delay results from action or order of governmental authorities civil commotion, strikes, fires, acts of God or the public enemy act or default of any tenant in the Project, the inability to procure labor, material, fuel, electricity, or other forms of energy or any other cause beyond the reasonable control of Lessor, whether or not similar to the matters herein specifically enumerated. Any delay shall extend by like time any period of performance by Lessor and shall not be deemed a breach of or failure to perform this Lease Agreement or any provisions hereof.

31.2         In the event of any default under this Lease Agreement by Lessor, Lessee, before exercising any rights that it may have at law to cancel this Lease Agreement, shall have given written notice of such default to Lessor and shall have offered Lessor a reasonable opportunity to correct and cure the default. Lessee also agrees to give the holders of any mortgages or deeds of trust (“mortgagees”) by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees. Lessee further agrees that if Lessor shall have failed to cure such default within the aforesaid time limit, then the mortgagees shall have an additional twenty (20) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such twenty (20) days any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease Agreement shall not be terminated while such remedies are being so diligently pursued.

32.	PARKING.

Lessee’s use of all parking areas shall be subject to any rules and regulations relating thereto included from time to time in the Project Rules and Regulations, including regulations governing the designation of specific parking spaces for use by the Lessee and its guests and invites, the hours during which such parking spaces may be used, the size of such parking spaces, and the traffic flow in the parking areas. Lessor shall not be responsible for any vandalism or other damages from any cause occurring to automobiles or their contents while located in such parking spaces or moving in the parking area. Lessee’s parking rights are restricted to the designated parking spaces located on the East side of the building outside the gated area.

33.	BROKERAGE COMMISSION.

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease Agreement, and agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

34.	NO WAIVER.

Any waiver by any of the parties hereto of any breach of this Lease Agreement, or of any right of any party, must be in writing, and in any event shall not constitute a waiver of any other breach or of any other right.

35.	ENTIRE AGREEMENT.

This Lease Agreement contains the entire agreement between the parties hereto and no term or provision hereof may be changed, waived, discharged or terminated unless the same be in writing executed by both parties hereto.

36.	APPLICABLE LAW.

The laws of Arizona shall govern the construction, performance and enforcement of this Lease Agreement.

37.	TIME OF ESSENCE.

Time shall be of the essence in the performance of every term, covenant and condition of this Lease Agreement.

38.	HEADINGS.

The paragraph headings contained herein are inserted only for convenience of reference and are in no way to be construed as a part of this Lease Agreement or as a limitation on the scope of the particular paragraphs to which they refer.

39.	BENEFITS.

Subject to paragraph 18 hereof, this Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

40.	SEVERABILITY.

If any term or provision of this Lease Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease Agreement shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforceable to the fullest extend permitted by law.

41.	ABANDONMENT.

Lessee shall not vacate or abandon Premises at any time during the term of this Lease Agreement, nor permit the Premises to remain unoccupied for a period longer than fifteen (15) consecutive days during the term of this Lease Agreement; and if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed abandoned.

42.	LESSEE AUTHORITY.

Lessee shall furnish to Lessor a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease Agreement.

43.	PORTABLE RAMPS.

43.1         Located within the Premises is an existing portable ramp (the “Existing Ramp”). Lessee shall have the right to use the ramp during the term of the Lease. Lessor makes no representation or warranty concerning the condition or usability of the Existing Ramp and Lessee acknowledges the same is being delivered in “AS IS” condition without any representation or warranty as to suitability or fitness for its intended use. Lessee hereby releases and discharges Lessor from any liability or damage arising out of the use of the Existing Ramp. Lessee hereby indemnifies and holds Lessor harmless from any loss, cost, liability or damage incurred by Lessor arising out of or in connection with the use of the Existing Ramp during the term of this Lease.

43.2         Lessee intends to fabricate and position an additional portable ramp for use with the Premises to access the fourteen foot (14’) overhead door on the east end of the Premises (the “New Ramp”). The cost of the New Ramp will be borne by Lessee and remain the property of Lessee. Lessee shall remove the New Ramp from the Premises at the expiration of the Lease and shall restore any damage to the Premises caused by the installation and/or removal of the New Ramp.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the day and year first above written.

LESSOR:		LESSEE:

MAJIK VENTURES, L.L.C.,		DIRTT ENVIRONMENTAL SOLUTIONS, INC.,
an Arizona limited liability company		a Colorado corporation

By:	/s/ Katy S. Kwong	By:	/s/ Miles Nixon

	Katy S. Kwong		Miles Nixon
Its:	Manager	Its:	Authorized Representative

EXHIBIT “A”

THE PREMISES

LOT 5
LOT 10
LOT 5
5 TH PLACE
UNIVERSITY DRIVE
LEGEND
WAAGE SURVEYING, INC.
119.75' X 200'
= 23950 sq. Ft

EXHIBIT “B”

LESSOR’S WORK

1.

Lighting and HVAC Controls.   Current light and evaporative coolers should be in good working condition. (Moves, modifications of control systems required to allow separate control in tenant space, including evaporative cooler control move. Lessor will pay an aggregate of Four Thousand andNo/100 Dollars ($4,000.00) or fifty percent (50%) of the cost, whichever is more, with the balance payable by Lessee within ten (10) days of invoice.

2.

Security System Modifications.   Security system modifications necessary to split system between adjoining spaces, Lessor will pay for the wireless system upgrade and costs for participation programming that is not covered by installation and programming and testing of new keypad. Access card control to be added (at Lessee’s request and expense).

EXHIBIT “C”

LESSEE’S WORK

1.	Lessee to select, purchase, and install a chain link fence at its sole cost and expense.
2.

Lessee to purchase any additional key pad or equipment for Lessee to gain control of the security/alarm system for the Premises. Cost to program and install new keypad is about $600 + tax for Lessee’s portion. Monthly monitor fee is $38.95 with Bonds. Cost to be shared as follows: Lessor 50% and Lessee 50%. If additional monitoring services are required by Lessee (e.g. text notification or remote access), the cost of the same will be payable by Lessee within ten (10) days of invoice.

3.

Lighting and evaporative cooler controls will be modified to allow control of lights and evaporative coolers from the Lessee’s leased space. Such work shall be included in the scope of work described in paragraph 1 of Exhibit “B” hereto and the costs of said work shall be shared between Lessor and Lessee as provided in paragraph 1 of Exhibit “B”.

4.	Refresh washrooms. (Lessor will move all the items on top of the bathroom by June 15, 2015.)
5.	Potential lighting upgrade.
6.	Installation of automated OH door operators.
7.	Installation of racking system (mechanically fastened to floor of warehouse). Tenant must put back floor to smooth finish when move out.
8.

Demising wall (or fenced partition) along column line G. Supply and install, utilizing a chain link fence installed along column line G the full depth of the building (200’). Lessee to select, purchase and install the chain link fence.

9.	Portable Steel Ramp. Lessee’s option to install portable steel ramp to be utilized at the 14 foot wide OH door located on the East wall with Lessor’s approval on size, location and design.

EXHIBIT “D”

PROJECT RULES AND REGULATIONS

1.         Any sign, lettering, picture, notice or advertisement installed on or in any part of the leased premises and visible from the exterior of the Project, or visible from the exterior of the Premises, shall be installed at Lessee’s sole cost and expense, and in such manner, character and style as Lessor may approve in writing. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

2.         No awning or other projection shall be attached to the outside walls of the Project. No curtains, blinds, shades or screens visible from the exterior of the Project or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner approved by Lessor.

3.         Lessee, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, in and about the Project which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the exterior of the Project, and will promptly remove any such objects upon notice from Lessor.

4.         Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors any of which may be offensive to the other tenants and occupants of the Project, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Project or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Project.

5.         Lessee shall not waste electricity, water or air conditioning and shall cooperate fully with Lessor it insure the most efficient operation of the Project’s heating and air conditioning systems.

6.         Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7.         In no event shall Lessee bring into the Project inflammables, such as gasoline, kerosene, naphtha or benzene or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of the Lessee to comply with the provisions or this subparagraph, any insurance premium for all or any part of the Project shall at any time increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any Lessor’s other rights at law or in equity for Lessee’s breach of the Agreement.

8.         Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and Project Rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

9.         Lessor shall have the right to prohibit any advertising by Lessee which in Lessor’s reasonable opinion tends to impair the reputation or character of the Project, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

10.         The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

11.         Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

12.         The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who or whose servants, employees, agents, visitors, or licensees, shall have caused same. No person shall waste water by interfering with the faucets or otherwise.

13.         No electric circuit for any purpose shall be brought into the Premises without Lessor’s written permission specifying the manner in which same may be done.

14.         Lessor may limit the weight, size and position of all safes, fixtures and other equipment or machinery used in the Premises. In the event Lessee shall require extra heavy equipment or machinery, Lessee shall notify Lessor of such fact, and shall pay the cost of structural bracing to accommodate same. All damage done to the Premises or Project by installing, removing or maintaining extra heavy equipment or machinery shall be repaired at the expense of the Lessee.

15.         Canvassing, soliciting and peddling in the Project is prohibited and each tenant of the Project shall cooperate to prevent the same.

16.         Lessee shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Lessor. No boring or cutting for wires shall be allowed, except with the prior written consent of Lessor.

17.         Lessee, its servants, employees, customers, invitees and guests shall, when using the common parking facilities in and around the Project observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicles which are improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

18.         Wherever in these Project Rules and Regulations the word “Lessee” occurs, it is understood and agreed that it shall mean Lessee’s associates, agents, clerks, servants and visitors. Wherever the word “Lessor” occurs, it is understood and agreed that it shall mean Lessor’s assigns, agents, clerks, servants, and visitors.

19.         Lessor reserves the right at any time to change or rescind any one or more of these rules and regulations as in Lessor’s judgment may from time to time may be necessary for the management, safety, care and cleanliness of the Project. Lessor shall not be responsible to Lessee or to any other person for the non-observance or violation of these rules and regulations by any other Lessee or other person.

GUARANTY

This Guaranty (the “Guaranty”) is made by DIRTT Environmental Solutions Ltd. (“Guarantor”) for the benefit of CAM Investment 352 LLC (“Lessor”). This Guaranty is made with reference to the following:

A.          Lessor and DIRTT Environmental Solutions, Inc., a Colorado corporation (“Lessee”) are parties to that certain Commercial Lease (Triple Net) dated July 1, 2015, as amended by that certain First Amendment to Lease dated on or about the date hereof (the “First Amendment”, and collectively, the “Lease”) with respect to certain premises more particularly described in the Lease (the “Premises”).

B.          This Guaranty is being made as a material inducement to Lessor to enter into the First Amendment and Lessor would not enter into the First Amendment without the execution of this Guaranty by Guarantor.

NOW, THEREFORE, in exchange for good, adequate and valuable consideration, the receipt of which Guarantor acknowledges, and to induce Lessor to enter into the Lease, Guarantor agrees as follows:

1.           Definitions. Any terms defined in the Lease shall have the same meanings in this Guaranty, except to the extent that this Guaranty defines such terms differently.

1.1         “Lessee” means: (a) Lessee as defined above, acting on its own behalf; (b) any estate created by the commencement of a bankruptcy or similar proceeding affecting Lessee; (c) any trustee, liquidator, sequestrator or receiver of Lessee or Lessee’s property; (d) any similar person or officer, appointed pursuant to any law governing any bankruptcy or insolvency proceeding or otherwise; and (e) any direct or indirect assignee of Lessee’s estate under the Lease.

1.2         “Obligations” means all obligations of Lessee under the Lease (as defined in Section 1.3, below), including, without limitation: (a) the obligation to pay fixed rent; (b) the obligation to make all payments required under the Lease on account of taxes, operating expenses, indemnifications made by Lessee under the Lease, and all other matters; and (c) all other payment and performance required of Lessee under the Lease. The Obligations shall be determined without regard to any modification or reduction of the Obligations that may occur pursuant to any bankruptcy, insolvency, or similar proceeding affecting Lessee. Without limiting the generality of the preceding sentence, the Obligations shall be determined, measured and calculated without taking into account any reduction or limitation thereof that may occur under Section 502(b)(6) of the United States Bankruptcy Code, or any similar or successor statute. Guarantor’s liability for the Obligations shall be determined as if no such reduction or limitation had occurred. Therefore, Guarantor’s liability may exceed Lessee’s.

1.3         “Lease” means: (a) the Lease and any renewal, modification, option, extension or assignment of the Lease (whether or not separately consented to, acknowledged or confirmed by Guarantor); and (b) Lessee’s obligations relating to the Premises during any period when Lessee is occupying the Premises or any portion thereof either (i) as a “holdover Lessee” or (ii) as a “statutory Lessee” or under any other rent regulation, rent control, rent stabilization, mandatory arbitration or other statutory scheme regulating the Lessor-Lessee relationship (the parties recognizing, however, that none of the schemes referred to in this clause “ii” would presently apply to the Lease). If Lessor has terminated the Lease, then at Lessor’s option, notwithstanding such termination (and in the event of any subsequent reinstatement of the Lease), all Obligations under this Guaranty shall be calculated and determined as if the Lease were still in effect. Any request by Lessor that Lessee vacate the Premises and surrender the Lease shall not affect the definition of “Lease” for all purposes of this Guaranty.

2.           Guaranty of Obligations. Guarantor, hereby unconditionally and irrevocably guarantees the complete and timely performance of each of the Obligations. This Guaranty is an absolute, primary,

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and continuing, guaranty of payment and performance and is independent of Lessee’s obligations under the Lease. Guarantor shall be primarily liable, jointly and severally, with Lessee and any other guarantor of the Obligations. Guarantor waives any right to require Lessor to (a) join Lessee with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Lessee’s obligations under the Lease, or (c) pursue or exhaust any other remedy in Lessor’s power. Until all of the Obligations have been discharged in full, Guarantor shall have no right of subrogation against Lessee. Lessor may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease, or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Lessee elects to increase the size of the Premises, extend the term of the Lease, or otherwise expand the Obligations, Lessee’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased Obligations shall constitute guaranteed Obligations hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Lessor. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Lessee to Lessor. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable law, other than payment and performance in full of the Obligations. The liability of Guarantor under this Guaranty will not be affected by (1) the release or discharge of Lessee from, or impairment, limitation or modification of, Lessee’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Lessee under the Lease. The obligations of Lessee under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Lessor in accordance with the terms of the Lease. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lessor’s successors and assigns.

3.           Waiver of Jury Trial. GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION ARISING OUT OF OR RELATING TO THIS GUARANTY, THE ENFORCEMENT OF THIS GUARANTY, OR ANY ACTIONS OF LESSOR IN CONNECTION WITH OR RELATING TO THE ENFORCEMENT OF THIS GUARANTY.

4.           Lessor’s Costs. Guarantor shall pay to Lessor all costs incurred by Lessor in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses).

5.           Notices. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below.

6.           Lessee’s Financial Condition. Guarantor represents that Guarantor is fully aware of the financial condition of Lessee. Guarantor delivers this Guaranty based solely upon Guarantor’s own independent investigation and based in no part upon any representation or statement by Lessor. Guarantor is not relying upon, nor expecting, Lessor to furnish Guarantor with any information concerning the financial condition of Lessee.

7.           No Third-Party Beneficiaries. This Guaranty is executed and delivered for the benefit of Lessor and its successors and assigns, and is not intended to benefit any third party.

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8.           Interpretation. This Guaranty shall be governed under the law of the State in which the Premises is located. Guarantor represents and warrants that the recitals of this Guaranty are true and correct.

9.           ENTIRE AGREEMENT. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS GUARANTY. THIS GUARANTY SUPERSEDES ANY AND ALL PRIOR WRITTEN, ORAL OR IMPLIED UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS GUARANTY. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE NOT RELYING UPON ANY REPRESENTATIONS AND/OR WARRANTIES NOT EXPRESSLY CONTAINED WITHIN THIS GUARANTY OR THE LEASE AND THAT NO SUCH EXTRA- CONTRACTUAL REPRESENTATIONS HAVE BEEN MADE. NO COURSE OF PRIOR DEALINGS AMONG THE PARTIES, NO USAGE OF TRADE, AND NO PAROL OR EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO SUPPLEMENT, MODIFY OR VARY ANY TERMS OF THIS GUARANTY. THE PARTIES AGREE THAT THEY HAVE HAD AN OPPORTUNITY AND HAVE BEEN ADVISED TO CONSULT WITH INDEPENDENT LEGAL COUNSEL BEFORE ENTERING INTO THIS GUARANTY AND THAT IN ENTERING INTO THIS GUARANTY THEY ARE NOT RELYING ON ANY PROMISE, WHETHER EXPRESS OR IMPLIED, AS AN INDUCEMENT OR REASON TO ENTER INTO THIS GUARANTY. NO TERMS OR PROVISIONS OF THIS GUARANTY MAY BE CHANGED, WAIVED, REVOKED OR AMENDED WITHOUT LESSOR’S PRIOR WRITTEN CONSENT. IF ANY COURT OF COMPETENT JURISDICTION DETERMINES THAT ANY PROVISION OF THIS GUARANTY IS UNENFORCEABLE, THEN ALL OTHER PROVISIONS OF THIS GUARANTY SHALL REMAIN FULLY EFFECTIVE.

GUARANTOR’S INITIALS	LESSOR’S INITIALS

ALL OTHER REPRESENTATIONS OR AGREEMENTS NOT CONTAINED HEREIN ARE SET FORTH BELOW. IF THERE ARE NO OTHER REPRESENTATIONS OR AGREEMENTS, INSERT “NONE”.

GUARANTOR’S INITIALS	LESSOR’S INITIALS

[Remainder of page intentionally left blank]

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10.           Authority. If Guarantor is a corporation, a trust, a limited liability company, a partnership, or similar entity, each individual executing this Guaranty on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on its behalf. Guarantor shall, within thirty (30) days after request, deliver to Lessor satisfactory evidence of such authority.

Executed at: Calgary, AB
Date: May 11, 2017

By GUARANTOR:	/s/ Scott Jenkins

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
By:
Name Printed: Scott Jenkins
Title: President
Address: 7303-30 St. SE
Calgary, AB T2C1N6
Telephone ( ) 403.723.5000
Facsimile ( )
Federal ID No.

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